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UNITED FIRE & CASUALTY COMPANY AND SUBSIDIARIES


PART II - OTHER INFORMATION

Exhibit 11.  Computation of Net Income Per Common Share
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                                 (Dollars in Thousands Except Per Share Data)
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                             Weighted Average
Three-Month Periods Ended    Number of Shares        Net        Earnings Per
June 30,                        Outstanding        Income       Common Share
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1997                            10,727,408        $   5,118      $      0.48
1996                            10,794,675            5,161             0.48
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                                 (Dollars in Thousands Except Per Share Data)
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                             Weighted Average
Six-Month Periods Ended      Number of Shares        Net        Earnings Per
June 30,                        Outstanding        Income       Common Share
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1997                            10,727,559        $  12,521      $      1.17
1996                            10,812,061           13,916             1.29
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Computation of weighted average number of common
and common equivalent shares:

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Three-Month Periods Ended June 30,                  1997              1996
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Common shares outstanding
 beginning of the period                          10,727,712        10,829,399
Weighted average of the common
 shares purchased and retired or reissued               (304)          (34,724)
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Weighted average number of common shares          10,727,408        10,794,675
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Six-Month Periods Ended June 30,                    1997              1996
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Common shares outstanding
 beginning of the period                          10,727,712        10,829,461
Weighted average of the common
 shares purchased and retired or reissued               (153)          (17,400)
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Weighted average number of common shares          10,727,559        10,812,061
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